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                                                                    Exhibit 10.1


                           STOCK DISPOSITION AGREEMENT

         Stock Disposition Agreement, dated as of April 2, 1999 (this "Agreement"), among General Instrument Corporation, a Delaware corporation (the "Company"), Instrument Partners, a New York limited partnership ("Instrument Partners"), and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV, a New York limited partnership ("MBO-IV"; and together with Instrument Partners, the "Selling Stockholders").

         WHEREAS, Instrument Partners is the owner of 11,547,008 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and MBO-IV is the owner of 10,161,657 shares of Common Stock; and

         WHEREAS, the Company desires to purchase from Instrument Partners, and Instrument Partners desires to sell to the Company, 2,819,111 of its shares of Common Stock; and the Company desires to purchase from MBO-IV, and MBO-IV desires to sell to the Company, 2,480,889 of its shares of Common Stock (such Instrument Partners and MBO-IV shares of Common Stock, the "Shares"); and

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Selling Stockholders are entering into an agreement (the "Other Agreement") to sell 10 million of their other shares of Common Stock to Liberty Media Corporation, a Delaware corporation ("Liberty Media").

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and on the terms and subject to the conditions set forth herein, the parties hereto, each representing to the others that its execution, delivery and performance of this Agreement has been fully and duly authorized, agree as follows:

                             SECTION 1 - DEFINITIONS
                             -----------------------

          1.1 SPECIFIC DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

          "BUSINESS DAY" - any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

          "CLOSING" - the closing of the purchase and sale of the Shares.


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          "CLOSING DATE" - the date on which the Closing occurs.

          "GOVERNMENTAL ENTITY" - any federal, state or local judicial, legislative, executive or regulatory authority.

Other terms are defined elsewhere in this Agreement and, unless otherwise indicated, shall have such meanings throughout this Agreement.

                          SECTION 2 - PURCHASE AND SALE
                          -----------------------------

     2.1 PURCHASE AND SALE OF SHARES. On the terms and subject to the conditions, and in reliance on the representations and warranties, set forth herein, at the Closing the Selling Stockholders shall sell and transfer to the Company, and the Company shall purchase from the Selling Stockholders, the Selling Stockholders' Shares (2,819,111 Shares in the case of Instrument Partners, and 2,480,889 Shares in the case of MBO-IV), at a cash purchase price equal to $28.00 per Share (the "Purchase Price"). The aggregate Purchase Price is $148,400,000.

     2.2 CLOSING; DELIVERY AND PAYMENT.

     (a) The Closing shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, or at such other place as the Selling Stockholders and the Company shall agree, at 9:00 a.m. (eastern standard time) on April 5, 1999 (provided that the conditions set forth in Sections 4.1(c), 4.1(d)(i), 4.2(c) and 4.2(e)(i) hereof shall have been satisfied) or as soon thereafter as practicable after such conditions have been satisfied.

     (b) On the Closing Date, each of the Selling Stockholders shall deliver to the Company such instruments of transfer, in form and substance reasonably satisfactory to the Company, as shall be sufficient to transfer its Shares to the Company, and in exchange therefor (and upon receipt of confirmation from the Company's transfer agent of its receipt of the instruments of transfer to be delivered to it) the Company shall pay to each of the Selling Stockholders the aggregate Purchase Price for the Shares sold by such Selling Stockholders in immediately available funds to the accounts designated by such Selling Stockholders.

                   SECTION 3 - REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

     3.1 BY THE PARTIES. Instrument Partners and MBO-IV each represents and warrants to the Company, and the Company represents and warrants to Instrument Partners and MBO-IV, as follows:


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     (a) It has all necessary authority for the execution, delivery and performance of this Agreement by it; it has duly executed and delivered this Agreement; and this Agreement is a valid and legally binding agreement, enforceable against it in accordance with its terms, assuming the due execution and delivery by the other parties; and

     (b) The performance of this Agreement by it will not violate or conflict with any law, regulation, order or agreement, or, to the extent applicable, such party's charter or organic documents, and such party is not required to obtain any governmental approvals or third party consents to enter into and perform its obligations pursuant to this Agreement. Such execution and performance does not and will not constitute a default under any agreement or obligation binding on it or result in the forfeiture or loss of any rights or assets by it except as specifically provided for in this Agreement.

     3.2 BY THE SELLING STOCKHOLDERS. Each of the Selling Stockholders represents and warrants to the Company that (a) it is the owner of 11,547,008 shares of Common Stock (in the case of Instrument Partners) and 10,161,657 shares of Common Stock (in the case of MBO-IV), (b) the Shares to be sold hereunder by it are owned, and will at the Closing be conveyed to the Company, by such Selling Stockholder free and clear of any liens, charges or encumbrances and (c) upon delivery of its Shares, and payment therefor pursuant hereto, good and valid title to its Shares will pass to the Company (assuming that the Company is without notice of any adverse claim, as defined in the Uniform Commercial Code as adopted in the State of New York (the "Code") and is otherwise a bona fide purchaser for the purposes of the Code).

     3.3 NO OTHER WARRANTIES. Except as expressly set forth in this Agreement, no party is relying on any express or implied representations or warranties relating to any party or to the consummation of the transactions contemplated hereby. Except as and to the extent expressly set forth in this Agreement, each party hereto hereby disclaims all liability and responsibility for any statement or information made or communicated (orally or in writing) to any other party hereto or any affiliate, representative or agent thereof (including without limitation any opinion, information or advice by any officer, director, consultant, affiliate, representative or agent of the disclaiming party).

           SECTION 4 - CONDITIONS TO THE PARTIES' OBLIGATIONS TO CLOSE
           -----------------------------------------------------------

     4.1 CONDITIONS TO THE OBLIGATIONS OF INSTRUMENT PARTNERS AND MBO-IV TO CLOSE. The obligations of Instrument Partners and MBO-IV to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver) of the following conditions:

     (a) NO INJUNCTIONS. There shall not be in effect any statute, regulation, order, decree or judgment of any Governmental Entity that makes illegal or enjoins or prevents in any material respect the consummation of the transactions contemplated by this Agreement.



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     (b) REPRESENTATIONS. All representations made by the Company in Article III hereof shall be true and correct in all material respects at and as of the Closing Date.

     (c) LIBERTY MEDIA RIGHT OF FIRST REFUSAL. Liberty Media (as assignee of TCI Ventures Group, LLC), shall have waived in writing its rights of first refusal, with respect to the transactions contemplated by this Agreement, under the letter agreement, dated August 1, 1998 (the "Letter Agreement"), among TCI Ventures Group, LLC, Instrument Partners, MBO-IV, the Company and the other party thereto, and the Selling Stockholders shall have received a copy of such written waiver.

     (d) OTHER AGREEMENT. (i) All conditions to the consummation of the transactions contemplated by the Other Agreement shall have been satisfied or waived and the parties thereto shall be fully prepared to consummate the transactions contemplated thereby; and (ii) the transactions contemplated by the Other Agreement shall have been consummated contemporaneously with the consummation of the transactions contemplated by this Agreement.

     4.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO CLOSE. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver) of the following conditions:

     (a) NO INJUNCTIONS. There shall not be in effect any statute, regulation, order, decree or judgment of any Governmental Entity that makes illegal or enjoins or prevents in any material respect the consummation of the transactions contemplated by this Agreement.

     (b) REPRESENTATIONS. All representations made by Instrument Partners and MBO-IV in Article III hereof shall be true and correct in all material respects at and as of the Closing Date.

     (c) LIBERTY MEDIA RIGHT OF FIRST REFUSAL. Liberty Media (as assignee of TCI Ventures Group, LLC), shall have waived in writing its rights of first refusal, with respect to the transactions contemplated by this Agreement, under the Letter Agreement, and the Company shall have received a copy of such written waiver.

     (d) FAIRNESS OPINION. The opinion previously delivered to the board of directors of the Company by Merrill Lynch & Co., that the Purchase Price is fair to the Company from a financial point of view, shall not have been withdrawn or adversely modified.

     (e) OTHER AGREEMENT. (i) All conditions to the consummation of the transactions contemplated by the Other Agreement shall have been satisfied or waived and the parties thereto shall be fully prepared to consummate the transactions contemplated thereby; and (ii) the transactions contemplated by the Other Agreement shall have been consummated contemporaneously with the consummation of the transactions contemplated by this Agreement.


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     (f) RULE 144 SALE. Instrument Partners or MBO-IV shall have entered into an arrangement with Goldman Sachs & Co. to sell at least 4 million of their shares of Common Stock (other than the Shares and the shares subject to the Other Agreement) under Rule 144 of the Securities Act of 1933, as amended, and the Company shall have received evidence of such arrangement reasonably satisfactory to it.

     (g) FORSTMANN RESIGNATION. Theodore J. Forstmann shall have resigned his position as a Director of the Company.

     (h) PROXY. Instrument Partners and MBO-IV shall have executed and delivered to the Company an irrevocable proxy (in the form of Exhibit A hereto) to vote
9.57 million of the shares of Common Stock held by them on March 31, 1999, the record date for the Company's 1999 annual meeting of stockholders, at such annual meeting .

                             SECTION 5 - TERMINATION
                             -----------------------

     5.1 TERMINATION. This Agreement may be terminated at any time prior to the
Closing:

     (a) by written agreement of the Selling Stockholders and the Company;

     (b) either by the Selling Stockholders or by the Company, by written notice of such termination to the other, if the Closing shall not have been consummated on or prior to 2:00 p.m. eastern standard time (in the case of a termination by the Selling Stockholders), or on or prior to 5:00 p.m. eastern standard time (in the case of a termination by the Company), on April 5, 1999;

     (c) either by the Selling Stockholders or by the Company if any court of competent jurisdiction or other competent Governmental Entity shall have by statute, rule, regulation, order, decree or injunction or other action permanently restrained, enjoined or otherwise prohibited any of the transactions contemplated by this Agreement.





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                           SECTION 6 - MISCELLANEOUS

         6.1 NOTICES. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered registered or certified mail, return receipt requested, or by a national courier service, if sent by facsimile transmission, provided that the facsimile transmission is promptly confirmed by telephone confirmation thereof, or on the third day after posting in the United States postage prepaid if sent by registered or certified mail, return receipt requested, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                  To the Company:

                  General Instrument Corporation
                  101 Tournament Drive
                  Horsham, Pennsylvania  19044
                  Attention:  Robert A. Scott, Esq.
                  Senior Vice President, General Counsel and Secretary
                  Tel:  (215) 323-1000
                  Fax:  (215) 323-1293

                  To Instrument Partners or MBO-IV:

                  c/o Forstmann Little & Co.
                  767 Fifth Avenue
                  New York, New York  10153
                  Attention:  Winston W. Hutchins
                  Tel:  (212) 355-5656
                  Fax:  (212) 759-9059

         6.2 AMENDMENT; WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of any amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and, except as otherwise provided herein, shall not be exclusive of any rights or remedies provided by law.

         6.3 ASSIGNMENT. No party to this Agreement may assign any of its rights or obligations under this Agreement without the consent of the other parties hereto.


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         6.4 ENTIRE AGREEMENT. This Agreement (which includes the Exhibit hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between or among them with respect to such matters, and any written agreement of the parties that expressly provides that it is not superseded by this Agreement.

         6.5 PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto, and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         6.6 GOVERNING LAW: SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the state of New York for the County of New York, and solely in connection with claims arising under this Agreement or the transactions contained in or contemplated by this Agreement (i) irrevocably submits to the exclusive jurisdiction of such courts, (ii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iii) agrees that








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service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 6.1 of this Agreement.

         6.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

         6.8 FURTHER ASSURANCES. Each party hereto shall (at its expense) take such actions and execute and deliver such other documents, certifications and further assurances as the other parties hereto may reasonably request in order to carry out the purposes of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                GENERAL INSTRUMENT CORPORATION

                                By: /s/ Robert A. Scott
                                    --------------------------------
                                    Name:  Robert A. Scott
                                    Title: Senior Vice President,
                                           General Counsel & Secretary

                                INSTRUMENT PARTNERS

                                By: FLC XXII Partnership, general partner

                                    By: /s/ Steven B. Klinsky
                                        ----------------------------
                                        Name:  Steven B. Klinsky
                                        Title: General Partner

                                FORSTMANN LITTLE & CO. SUBORDINATED
                                DEBT AND EQUITY MANAGEMENT BUYOUT
                                PARTNERSHIP-IV

                                By: FLC XXIX Partnership, L.P., general partner

                                    By: /s/ Steven B. Klinsky
                                        ----------------------------
                                        Name:  Steven B. Klinsky
                                        Title: General Partner



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                                                                       EXHIBIT A

                                IRREVOCABLE PROXY
                                     FOR THE
                       1999 ANNUAL MEETING OF STOCKHOLDERS
                        OF GENERAL INSTRUMENT CORPORATION
                        ---------------------------------

                                 April __, 1999

         The undersigned hereby irrevocably appoint Geoffrey S. Roman and Richard C. Smith and each or either of them their attorneys and agents, with full power of substitution, to vote as Proxy for the undersigned as herein stated at the 1999 Annual Meeting of Stockholders of General Instrument Corporation (the "Company"), and at any adjournments thereof, according to the number of votes the undersigned would be entitled to vote with respect to 9.57 million of their shares of common stock of the Company (comprised of 5,090,357 of Instrument Partners' shares, and 4,479,643 of Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV's shares) if personally present on the matters set forth below and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments thereof.

         FOR election as Class II directors of the nominees recommended by the Board of Directors of the Company.

         FOR any proposal to approve the Company's 1999 Long-Term Incentive
         Plan.

         FOR ratification of the appointment by the Board of Directors of the Company of Deloitte & Touche LLP as independent auditor for the Company for the 1999 fiscal year.

         This proxy is coupled with an interest and is irrevocable.

                                     FORSTMANN LITTLE & CO. SUBORDINATED DEBT
INSTRUMENT PARTNERS                  AND EQUITY MANAGEMENT BUYOUT PARTNERSHIP-IV

  By: FLC XXII Partnership,          By: FLC XXIX Partnership, L.P.,
       general partner                   general partner

By:                                      By:
   ----------------------------             ----------------------------
    Name:                                    Name:
    Title: General Partner                   Title: General Partner